UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2012

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 13, 2012, the Board of Directors (the "Board") of Corinthian Colleges, Inc. ("Corinthian" or the "Company") approved a plan (the "Plan") to sell its WyoTech campuses in Sacramento, California and Daytona Beach, Florida (the "Sale Schools"). Corinthian has not yet secured a buyer for either of the Sale Schools, but has allocated internal resources to identify potential buyers and evaluate proposals for these campuses. Corinthian anticipates completing the sale within the next twelve months.

Until the sale is completed, the Sale Schools will be accounted for as discontinued operations. Net assets held for sale are required to be recorded on the balance sheet at estimated fair value, less estimated costs to sell. Accordingly, Corinthian anticipates recognizing a charge during the quarter ending June 30, 2012 related primarily to impairment of fixed assets and recording the estimated fair value of the schools included in discontinued operations, but such charge cannot be reasonably estimated at this time. The Company is also unable in good faith to make an estimate at this time of the other costs it expects to incur in connection with this action. Accordingly, the total costs and charges estimated to be incurred in connection with the Plan, including future cash expenditures, cannot be reasonably estimated at this time.

The Company will file an amended report on Form 8-K under Item 2.05 within four business days after it makes a determination of such an estimate or range of estimates of costs expected to be incurred in connection with the exit and disposal activities associated with the Plan. Additionally, the estimated selling costs and fair value of the Sale Schools will be re-evaluated as of the end of each fiscal quarter until the Sale Schools are sold. Any changes in fair values or estimated selling costs may result in additional charges or costs that may be material to Corinthian's consolidated results of operations.

Forward-Looking Statements:

Certain statements in this Current Report on Form 8-K may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Corinthian intends that all such statements be subject to the "safe-harbor" provisions of that Act. Such statements include those pertaining to anticipated timing of divestitures. Additionally, Corinthian expects to incur charges for the quarter and fiscal year ending June 30, 2012 related to such dispositions, but is unable to estimate the amount or a reasonable range for such expenses, which may be material. Many factors may cause Corinthian's actual results to differ materially from those discussed in any such forward-looking statements, including risks inherent in the sale of any schools and Corinthian's ability to estimate the amount and timing of the costs and charges associated therewith; and other risks and uncertainties described in Corinthian's filings with the U.S. Securities and Exchange Commission. The historical results achieved by Corinthian are not necessarily indicative of its future prospects. Corinthian undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

June 18, 2012	By:	Robert Owen

Name: Robert Owen
Title: Executive Vice President and Chief Financial Officer